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                                                                    EXHIBIT 4.1

                             MUSTANG SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Mustang Software, Inc. (herein called the "Company").

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.      Definitions.

                 (a)   "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" means the Common Stock, no par value, of the Company.

                 (d) "Compensation" means base pay, plus any amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (except to the extent that the exclusion of such item for every Employee is specifically directed by the Board or its committee).

                 (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (f) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                 (g) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                 (h) "Exercise Date" means the last day of each offering period of the Plan.

                 (i) "Offering Date" means the first day of each offering period of the Plan.

                 (j) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

         3.      Eligibility.

                 (a) General Rule. Any person who is an Employee, as defined in paragraph 2, on the Offering Date of given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5 (a) and the limitations imposed by Section 423 (b) of the Code.

                 (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock





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ownership would be attributed to such Employee pursuant to Section 425 (d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offerings. The plan shall be implemented by consecutive offering periods of approximately six months, with each offering period commencing on or about the first business day following each July 1 and January
1. The Board shall have the power to change the duration of offering periods, including the commencement dates thereof, with respect to future offerings without shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected thereafter.

         5.      Participation.

                 (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office not less than 7 days prior to the Offering Date of the first offering period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to such offering period. Once enrolled, the Employee remains enrolled in each subsequent offering of the Plan at the designated payroll deduction unless the Employee withdraws by providing the Company with a written Notice of Withdrawal or files a new subscription agreement prior to the applicable Offering Date changing the Employee's designated payroll deduction.

                 (b) Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end on the Exercise Date of the offering period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

         6.      Payroll Deductions.

                 (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during all subsequent offering periods at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Board, of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during any offering period shall not exceed ten percent (10%), or such other percentage as may be determined from time to time by the Board, of the aggregate Compensation which he would otherwise have received during said offering period.

                 (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                 (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may decrease, or increase, the rate of his payroll deductions during an offering period by completing and filing with the Company a new authorization for payroll deduction. No more than two payroll deduction changes will be allowed during an offering period. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his payroll deductions as of the beginning of an offering period by completing and filing with the Company, at least fifteen (15) days prior to the beginning of such offering period, a new payroll deduction authorization.

                 (d) Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any offering period that the aggregate of all payroll deductions accumulated with respect to such





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offering period equals (i) 85% of the maximum value of shares permitted to be purchased by one person in any one calendar year by Section 423 (b)(8) of the Code, multiplied by (ii) the portion of a year that the length of such offering period represents. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding offering period, unless terminated by the participant as provided in paragraph 10.

                 (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

         7.      Grant of Option.

                 (a) On each Offering Date, each participant shall be granted an option to purchase (at the per share option price) up to the number of full shares of the Company's Common Stock arrived at by dividing such participant's total payroll deductions to be accumulated during such offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the Exercise Date; provided that in no event shall an Employee be permitted to purchase a number of shares greater than the "Maximum Cap" during such offering period, and provided further that such purchase shall be subject to the limitations set forth in Paragraphs 3(b) and 12 hereof. The "Maximum Cap" for each offering period shall be the number of shares purchasable under this Plan during that offering period with the maximum payroll deductions permitted by paragraph 6 (d) hereof, based upon the fair market value of the Common Stock at the beginning of such offering period. The fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7 (b) herein.

                 (b) The option price per share of such shares shall be the lower of : (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company at the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the
Company at the Exercise Date.   "Fair market value" shall mean, as of any date,
the value of the Company's Common Stock determined as Follows:

                          (1) If the Common Stock is listed on any established
stock exchange or national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its fair market value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading of Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                          (2) If the Common Stock is quoted on the NASDAQ
system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or:

                          (3) In the absence of an established market for the
Common Stock, the fair market value thereof shall be determined in good faith by the Board.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically at the Exercise Date, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable





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only by him.  No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent offering period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies leftover in a participant's account after the Exercise Date shall be returned to the participant.

         9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the Exercise Date of each offering period which merely represents a fractional share shall be credited to the participant's account for the next subsequent offering period; any additional cash shall be returned to said participant.

         10.     Withdrawal; Termination of Employment.

                 (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and his option for the current offering period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such offering period or subsequent offering periods, except pursuant to a new subscription agreement filed in accordance with paragraph 6 hereof.

                 (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an offering period for any reason, including retirement or death, the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically canceled.

                 (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his account will be returned to him and his option canceled.

                 (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the company.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.     Stock.

                 (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 50,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7 (a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the Exercise Date of such offering period.

                 (b) The participant will have no interest or voting rights in shares covered by his option until such option has been exercised.





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                 (c)   Shares to be delivered to a participant under the Plan
will be registered in the name of the participant or in the name of the participant and his spouse.

         13.     Administration.

                 (a) The Plan shall be administered by the Board of Directors of the Company or a committee (the "Committee") appointed by the Board. The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:

                          (i)  Members of the Board who are eligible to
participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                          (ii)   If  a Committee is established to administer
the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

                 (b)  Notwithstanding the provisions of Subsection (a) of this
Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14.     Designation of Beneficiary.

                 (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                 (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees as soon as practicable following the Exercise Date. Such statements





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will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.





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         18.     Adjustments Upon Changes in Capitalization.

                 (a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued share of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

                 (b) In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                 (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the offering period then in progress. If the Board shortens the offering period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the offering period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424 (e) of the Code), the Board may , with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration waved by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19.     Amendment or Termination.

                 (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination will
affect options previously granted.   Except as provided in paragraph 18, no
amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary, but only to such extent, to comply with Rule 16b-3 under the Exchange Act, or with





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Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval of an amendment in such a manner and to such a degree as so required.

                 (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for the delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that the amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the California General Corporate Law.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.





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